                                                                    EXHIBIT 23.6

                              ACCOUNTANTS' CONSENT

The Board of Directors
Taconic Telephone Corp.:

  We consent to the use of our reports included in the Registration Statement on Form S-4 being filed by MJD Communications Inc. We also consent to the reference to our firm as experts.

/s/ KPMG Peat Marwick LLP

Albany, New York
June 5, 1998

                                                                   EXHIBIT 23.6

                             ACCOUNTANTS' CONSENT

The Board of Directors
MJD Communications, Inc.:

  We consent to the use of our reports included herein and to reference to our Firm under the headings "Summary Consolidated Financial and Operating Data," "Selected Consolidated Financial and Operating Data" and "Experts" in the Registration Statement on Form S-4.

/s/ KPMG Peat Marwick LLP

Lincoln, Nebraska
June 5, 1998